Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated August 24, 2005 relating to the financial statements of Wherify California, Inc., in the Current Report on Form 8-K/A of Wherify Wireless, Inc. dated October 7, 2005.

/s/ Malone & Bailey, P.C.
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Malone & Bailey, P.C.

October 7, 2005